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Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Prospect Acquisition Corp. (the "Company") on Form 10-Q for the quarterly period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: December 28, 2007	/s/ DAVID A. MINELLA
	Name:	David A. Minella
	Title:	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
Date: December 28, 2007	/s/ JAMES J. CAHILL
	Name:	James J. Cahill
	Title:	Chief Financial Officer and Secretary (Principal Accounting and Financial Officer)

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  Exhibit 32